                                                                    EXHIBIT 23.2
To the Board of Directors
Of Nacanco Paketleme Sanayi ve Ticaret A.S.

14 January 1999

   We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of the Fairchild Corporation of our report dated 12 March 1998 on our audit of the financial statements of Nacanco Paketleme Sanayi ve Ticaret A.S. appearing in The Fairchild Corporation Annual Report on Form 10-K for the year ended 30 June 1998.

Regards,

                                            Zeynep Uras, SMMM
                                            Partner